Exhibit 10.2

ROYALTY AGREEMENT

This ROYALTY AGREEMENT (this “Agreement”), is made on August 15, 2023, but effective as of January 1, 2023 (“Effective Date”), by and between Concorde Consulting Corp., a Delaware corporation (“Concorde”) and HFactor, Inc., a Georgia corporation (“HFactor”).

Background Statement

Whereas, HFactor is the producer of the hydrogen-infused HFactor water beverage;

Whereas, HFactor and Concorde entered into that certain consulting agreement of even date (the “Consulting Agreement”) whereby Concorde agreed to provide strategic advisory and business development services; and

Whereas, pursuant to the terms of the Consulting Agreement and as partial compensation for the services rendered thereunder, HFactor agrees to pay to Concorde a royalty of $0.10 per unit of HFactor water sold in accordance with the terms and conditions set forth herein.

Now, therefore, in consideration of the covenants and obligations expressed herein, and intending to be legally bound, Concorde and HFactor agree as follows:

Agreement

1.                   Definitions. Capitalized terms shall have the meaning set forth in this section. Unless the context requires otherwise, words in the singular include the plural, words in the plural include the singular, and words importing any gender shall be applicable to all genders. If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb).

(a)      “Affiliate” means with respect to any Person, each other Person that directly or indirectly, through one or more intermediaries, owns or controls, is controlled by or is under common control with, such Person. For the purpose of this Agreement, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies, whether through the ownership of voting securities, by contract or otherwise.

(b)    “Agreement” has the meaning set forth in the introductory paragraph.

(c)     “Business Day” means any day other than Saturday, Sunday or a day on which banks in the City of New York are authorized or required to be closed.

(d)    “Concorde” has the meaning set forth in the introductory paragraph.

(e)     “Consulting Agreement” means that Consulting Agreement, dated as of the date hereof, between Concorde and HFactor, as amended or supplemented from time to time.

(f)      “HFactor Intellectual Property” means (i) all inventions, patents, patent applications, trade secrets, know-how, technical data, laboratory results, clinical results, manufacturing methods, copyrights, trademarks and other data, know-how and intellectual property owned, licensed or controlled by HFactor, whenever acquired, that are necessary to develop, manufacture, have manufactured, use, promote, distribute, import, sell and offer for sale any HFactor Product and (ii) any “Patents” or “Know-How” not otherwise included in subsection (i) of this definition.

(g)    “HFactor Products” means all beverage products produced or to be produced by HFactor.

(h)    “HFactor Regulatory Rights” means any licenses, permits, approvals, codes, certifications and other authorizations or identifiers granted or required by any Governmental Authority required to manufacture, have manufactured, use, promote, distribute, import, sell and offer for sale any HFactor Product.

(i)      “HFactor Rights” means any right, title or interest of HFactor or its Affiliates in and to any HFactor Intellectual Property, HFactor Products, or HFactor Regulatory Rights.

1

(j)      “Governmental Authority” means any nation or government, any state or other political subdivision thereof, any municipal, local, city or county government, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

(k)    “Legal Requirement” means any statute, law, treaty, rule, regulation, guidance, approval, order, decree, writ, injunction or determination of any Governmental Authority, court or arbitrator of competent jurisdiction; and, with respect to any Person, includes all such Legal Requirements applicable or binding upon such Person, its business or the ownership or use of any of its assets.

(l)      “Lien” means any reservations of title, mortgage, claim, lien, security interest, pledge, hypothecation, escrow, charge, option or other restriction or encumbrance of any kind.

(m)   “Sales” means the sale or distribution by HFactor or any of its Affiliates, in the ordinary course of business, of any and all HFactor Products; provided, however, that Sales shall not include sales of HFactor Products by Persons other than HFactor or its Affiliates from which HFactor receives, after the date hereof, no economic benefit. For purposes of the preceding sentence, HFactor shall be deemed to receive an economic benefit from the sale of HFactor Products if (i) such sale is made pursuant to any assignment, license or sublicense of any HFactor Rights by HFactor or any of its Affiliates, and (ii) HFactor or any of its Affiliates receives, after the date hereof, any consideration for such sale or from any such assignment, license or sublicense of HFactor Rights.

(n)    “Party” means either HFactor or Concorde, and “Parties” means both HFactor and Concorde.

(o)    “Person” means any natural person, corporation, limited liability company, partnership, association, trust, organization, Governmental Authority or other legal entity.

(p)    “Quarter” means a fiscal quarter of HFactor.

(q)    “Royalty” has the meaning set forth in Section 2(a).

(r)      “Royalty Term” means the period beginning on September 1, 2023 and continuing in perpetuity.

(s)     “HFactor” has the meaning set forth in the introductory paragraph.

(t)      “Transfer” means any sale (or any transaction having the effect of a sale), assignment, conveyance of rights, deed of trust, Lien, license, sublicense, seizure or other transfer of any sort and to any degree, voluntary or involuntary, including by operation of law.

2.                   Royalty.

(a)     Royalty Amount. In consideration of the services rendered by Concorde under the Consulting Agreement, HFactor shall pay to Concorde a royalty (the “Royalty”) equal to Ten ($0.10) Cents per unit of HFactor Product sold during the Royalty Term.

(b)    Payment of the Royalty. No later than 10 Business Days following the completion of each Quarter, HFactor shall pay to Concorde the Royalty for such Quarter. On the same day it makes a Royalty payment pursuant to this Section 2(b), HFactor shall deliver to Concorde a written statement showing all Sales during such Quarter and HFactor’s computation of the Royalty for such Quarter. All Royalty payments shall be made by wire transfer of immediately available funds to the account previously designated in writing to HFactor by Concorde, or such new or additional account(s) as Concorde shall designate in writing to HFactor at least five Business Days prior to the date such Royalty payment shall be due. HFactor may withhold from any payment of Royalty withholding taxes that it is required to withhold, if any, that are levied upon the Royalty by the United States or any state thereof, provided that HFactor shall deliver to Concorde copies of the filed tax return reporting such payments and official receipts (or such other evidence of payment reasonably acceptable to Concorde) evidencing that such payments were in fact received by the applicable Governmental Authority.

(c)     Delinquent Royalty Payments. Any Royalty not paid when due shall bear interest at a rate equal to the lower of (i) the highest rate permitted by applicable law, and (ii) one and one-half percent (1.5%) per month, compounded monthly.

2

(d)    Audit Right. Upon not less than fourteen days’ written notice, Concorde shall have the right to audit the books and records of HFactor relating to sales or other transactions included in the definition of Sales for the purposes of determining the correctness of HFactor’s computation and payment of the Royalty. Such audit may not be conducted more than once in any calendar year and shall be conducted during normal business hours by a national public accounting firm selected by Concorde at its cost and reasonably acceptable to HFactor, provided that such accounting firm enters into a reasonable confidentiality agreement prior to commencing any such audit. HFactor shall provide such accounting firm with access to all pertinent books and records and shall reasonably cooperate with such accounting firm’s efforts to conduct such audits. If there has been an underpayment of the aggregate Royalty due for the period being audited of more than $25,000, HFactor shall reimburse Concorde for the reasonable out-of-pocket costs (including accountants’ fees) incurred by Concorde in connection with such audit. In the event Concorde claims that any such audit reveals an underpayment of the Royalty, Concorde will make the audit papers for the relevant period available to HFactor.

3.                   Covenants of HFactor.

(a)     Sales Records. HFactor shall keep, or obtain from its sublicensees, if any, complete, true and accurate books and records of all Sales of HFactor Products. HFactor shall, as determined in its good faith business judgment or as reasonably requested by Concorde, enforce its audit and inspection rights under any license agreements and any other agreement relating to HFactor Products to which it is a party or a third-party beneficiary, and shall take all other commercially reasonable steps, in order to compile and maintain such books and records of Sales and to ensure such books and records are reasonably capable of being audited upon Concorde’s exercise of its rights pursuant to Section 2(d). HFactor shall keep such books and records of Sales, or cause them to be retained and available for purposes of this Agreement, for at least two (2) years following the Quarter to which they pertain.

(b)    Maintenance of HFactor Rights. HFactor shall not take any action, or fail to take any action or enforce any right, that is intended to, or would have the effect of, reducing Sales.

(c)     Maintenance of Rights. Without the prior written consent of Concorde, HFactor shall not take any action that would, or fail to take any action if such failure would, (i) modify, relinquish, diminish or terminate, or provide any Person with the right to modify, relinquish, diminish or terminate, any HFactor Intellectual Property or (ii) modify or terminate, or provide any Person with the right to modify or terminate, any HFactor Intellectual Property.

4.                   Representations and Warranties of HFactor. HFactor represents and warrants to Concorde, as of the date hereof, that:

(a)     Organization. HFactor is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. HFactor has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as is now being conducted.

(b)    Authority; Execution; Enforceability. (i) HFactor has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, (ii) no consent of any party is required for HFactor to execute, deliver and perform its obligations under this Agreement, and (iii) the execution and delivery of this Agreement and the performance of all of its obligations hereunder have been duly authorized by HFactor. This Agreement has been duly executed and delivered by HFactor and constitutes the legal, valid and binding obligation of HFactor, enforceable against HFactor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other laws of general application relating to or affecting creditors’ rights generally.

(c)     No Violation. The execution, delivery and performance of this Agreement by HFactor, and HFactor’s compliance with the terms and conditions hereof, is not prohibited or limited by, and do not and will not conflict with or result in the breach of or a default under, any provision of the certificate of incorporation, bylaws or other formation documents of HFactor, any contract, agreement or instrument binding on or affecting HFactor, or any Legal Requirement applicable to HFactor.

(d)    Financial Condition. No insolvency proceeding of any character, including, without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, has been commenced by or against HFactor or any of its assets or properties, nor has any such proceeding been threatened. HFactor does not contemplate and has not taken any action in contemplation of the institution of any such proceeding.

3

5.                   Termination. It is the intention of the Parties that this Agreement grant to Concorde, and its assigns, the Royalty on an irrevocable, lifetime basis.

6.                   General Provisions.

(a)     Independent Contracting Parties. The Parties are not joint venturers, partners, principal and agent, master and servant, or employer and employee, and have no relationship other than as independent contracting parties. Neither Party shall be a legal representative of the other or have the power to bind or obligate the other in any manner.

(b)    Amendment and Modification. This Agreement may be amended, modified or supplemented only by an instrument in writing signed by the Party against whom such amendment, modification or supplement is sought to be enforced.

(c)     Waiver of Compliance; Consents. The rights and remedies of the Parties are cumulative and not alternative and may be exercised concurrently or separately. No failure or delay by any Party in exercising any right, power or privilege under this Agreement shall operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege shall preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (i) no waiver that may be given by a Party shall be applicable except in the specific instance for which it is given, and (ii) no notice to or demand on one Party shall be deemed to be a waiver of any obligation of such Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement. Any consent required or permitted by this Agreement is binding only if in writing.

(d)    Notices. All notices, consents, waivers, acceptances, rejections and other communications hereunder shall be in writing and shall be (i) delivered by hand, (ii) sent by facsimile transmission, or (iii) sent certified mail or by a nationally recognized overnight delivery service, charges prepaid, to the address set forth below (or such other address for a Party as shall be specified by like notice):

If to Concorde, to	Concorde Capital Corp.
__________________________
__________________________
Attention: Adam Linder
Phone: (___) ___-____

If to HFactor, to:	HFactor, Inc.
244 Madison Ave, #1249
New York, NY 10016
Attention: Chief Executive Officer
Phone: (929) 930-3969

Each such notice or other communication shall be deemed to have been duly given and to be effective (x) if delivered by hand, immediately upon delivery if delivered on a Business Day during normal business hours and, if otherwise, on the next Business Day; (y) if sent by facsimile transmission, immediately upon confirmation that such transmission has been successfully transmitted on a Business Day before or during normal business hours and, if otherwise, on the Business Day following such confirmation, or (z) if sent by certified mail or a nationally recognized overnight delivery service, on the day of delivery if delivered during normal business hours on a Business Day and, if otherwise, on the first Business Day after delivery. Notices and other communications sent via facsimile must be followed by notice delivered by hand or by certified mail or overnight delivery service as set forth herein within five Business Days.

(e)     Publicity. Unless otherwise required by law, no Party shall issue any press release or any other form of public disclosure regarding the existence of this Agreement or the terms hereof, or use the name of another Party hereto in any press release or other public disclosure, without the prior written consent of the other Party, except (i) for a press release announcing the execution of this Agreement, which will be mutually approved by the Parties, (ii) for those disclosures and notifications contemplated by this Agreement or containing information previously approved for disclosure by the other Party, (iii) as required by any Legal Requirement and solely to the extent necessary to satisfy such Legal Requirement and (iv) as required by the rules of any securities exchange on which any securities of a Party are traded.

4

(f)      Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by HFactor without Concorde’s prior written consent.

(g)    Governing Law. The execution, interpretation and performance of this Agreement, and any disputes with respect to the transactions contemplated by this Agreement, shall be governed by the internal laws and judicial decisions of the State of New York applicable to contracts made and to be performed entirely within the State of New York.

(h)    Severability. If any provision contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, unless the invalidity of any such provision substantially deprives either Party of the practical benefits intended to be conferred by this Agreement. Notwithstanding the foregoing, any provision of this Agreement held invalid, illegal or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable, and the determination that any provision of this Agreement is invalid, illegal or unenforceable as applied to particular circumstances shall not affect the application of such provision to circumstances other than those as to which it is held invalid, illegal or unenforceable.

(i)      Construction. Each Party acknowledges that it and its attorneys have been given an equal opportunity to negotiate the terms and conditions of this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party or any similar rule operating against the drafter of an agreement shall not be applicable to the construction or interpretation of this Agreement.

(j)      Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed on signature pages exchanged by facsimile, in which event each Party shall promptly deliver to the other such number of original executed copies as the other Party may reasonably request.

(k)    Entire Agreement. This Agreement constitutes the entire agreement and understanding of the Parties hereto in respect of the subject matter hereof. This Agreement supersedes all prior agreements, understandings, promises, representations and statements between the Parties and their representatives with respect to the Royalty contemplated by this Agreement.

[Signature Page Follows]

5

IN WITNESS WHEREOF, the Parties have caused this Royalty Agreement to be executed on August 15, 2023 but effective as of the Effective Date, by their duly authorized representatives.

Concorde Consulting Corp.

By:
Name:	Adam Linder
Title:	President

HFACTOR, INC.

By:
Name:	Dawn Cames
Title:	CFO/Sole Director

6